Table of Contents

As filed with the Securities and Exchange Commission on July 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kartoon Studios, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward
Chief Executive Officer
Kartoon Studios, Inc.
190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mark G. Pedretti Tadashi Okamoto Reed Smith LLP 599 Lexington Avenue New York NY 10022 (212) 521-5400	Kimberly P. Stein Flangas Law Group 3275 South Jones Blvd., Suite 105 Las Vegas, Nevada 89146 (702) 307-9500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated July 25, 2023

PROSPECTUS

KARTOON STUDIOS, INC.

4,784,909 Shares of Common Stock

This prospectus relates to the possible resale by the selling stockholders named in this prospectus (the “selling stockholders”) of an aggregate of up to 4,784,909 shares of common stock of Kartoon Studios, Inc. (“we,” “us” or the “Company”), par value $0.001 per share (“Common Stock”), issuable upon exercise of certain outstanding Common Stock purchase warrants, issued by us to the selling stockholders on June 26, 2023 (the “Warrants”).

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities from time to time on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer the securities for sale. The selling stockholders may sell any, all or none of the securities offered in this prospectus.

The Warrants are not exercisable until our stockholders approve the issuance of the shares of our Common Stock issuable upon exercise of the Warrants. The Warrants are exercisable at any time following stockholder approval. We are soliciting stockholder approval at our 2023 Annual Meeting of Stockholders, to be held on August 25, 2023 (the “2023 Annual Meeting”). See “Prospectus Summary – Recent Developments – Stockholder Approval.”

We are not offering any securities for sale under this prospectus. We will not receive any of the proceeds from the sale of securities by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders. We will, however, to the extent the Warrants are exercised for cash, receive proceeds from such exercises; to the extent we receive such proceeds, they are expected to be used for general corporate and working capital purposes.

Our Common Stock is quoted on NYSE American LLC (“NYSE American”) under the symbol “TOON.” On July 24, 2023, the last reported sale price of our Common Stock was $1.96 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2023.

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders of up to 4,784,909 shares of Common Stock issuable upon exercise of the Warrants held by the selling stockholders named herein, as described below under “Selling Stockholders.” We are not selling any shares of Common Stock under this prospectus, and will not receive any proceeds from the sale of shares of Common Stock by the selling stockholders, except with respect to amount received by us upon the exercise of the Warrants for cash.

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Kartoon Studios, Inc., together with its subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words, such as “anticipate,” “could,” “continue,” “contemplate,” “estimate,” “expect,” “will,” “may,” “potential,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These include, among other things, statements regarding:

•	our ability to generate revenue or achieve profitability;

•	our ability to obtain additional financing on acceptable terms, if at all;

•	fluctuations in the results of our operations from period to period;

•	general economic and financial conditions; the adverse effects of public health epidemics, including the recent coronavirus outbreak, on our business, results of operations and financial condition;

•	our ability to anticipate changes in popular culture, media and movies, fashion and technology;

•	competitive pressure from other distributors of content and within the retail market;

•	our reliance on and relationships with third-party production and animation studios;

•	our ability to market and advertise our products;

•	our reliance on third-parties to promote our products;

•	our ability to keep pace with technological advances;

•	performance of our information technology and storage systems;

•	a disruption or breach of our internal computer systems;

•	our ability to retain key personnel;

•	our ability to successfully identify appropriate acquisition targets, successfully acquire identified targets and successfully integrate the business of acquired companies;

•	the impact of federal, state or local regulations on us or our vendors and licensees;

•	our ability to protect and defend against litigation, including intellectual property claims;

•	the volatility of our stock price;

•	the marketability of our stock;

•	our broad discretion to invest or spend the proceeds of our financings in ways with which our stockholders may not agree and may have limited ability to influence; and

•	other risks and uncertainties, including those listed in the section on “Risk Factors.”

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Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from those set forth in forward-looking statements. The uncertainties that may cause differences include, but are not limited to: our need for additional funds to finance our operations; our history of losses; anticipated continuing losses and uncertainty of future financing; market acceptance of our services; the sufficiency of our existing capital resources; competition from other companies; the risk of technological obsolescence; uncertainties related to our ability to obtain intellectual property protection for our technology; and dependence on officers, directors and other individuals.

We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the SEC, including our reports on Forms 10-K, 10-Q and 8-K. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission (the “SEC”). Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 7.

Overview

Kartoon Studios, Inc. (“we,” “us,” “our,” or the “Company”) is a global content and brand management company that creates, produces, licenses, and broadcasts timeless and educational, multimedia animated content for children. Led by experienced industry personnel, we distribute our content primarily on streaming platforms and television and license properties for a broad range of consumer products based on our characters. We are a “work for hire” producer for many of the streaming outlets and animated content intellectual property ("IP") holders. In the children’s media sector, our portfolio features “content with a purpose” for toddlers to tweens, providing enrichment as well as entertainment. With the exception of selected Wow Unlimited Media Inc. titles, our programs, along with licensed programs, are being broadcast in the United States on our wholly-owned advertisement supported video on demand (“AVOD”) service, our free ad supported TV ("FAST") channels and subscription video on demand (“SVOD”) outlets, Kartoon Channel! and Ameba. These streaming services are available on Apple TV, Apple iOS, Android TV, Android mobile, Amazon Prime, Amazon Fire, Tubi, Roku, Comcast, Cox, Dish/Sling, Xumo, Pluto, Samsung Smart TVs, LG Smart TVs, as well as YouTube, among other platforms. Our in-house owned and produced animated shows include Stan Lee’s Superhero Kindergarten starring Arnold Schwarzenegger, Llama Llama starring Jennifer Garner, Rainbow Rangers, KC Pop Quiz, and Shaq’s Garage starring Shaquille O’Neal. Our library titles include the award-winning Baby Genius, adventure comedy Thomas Edison’s Secret Lab®, and Warren Buffett’s Secret Millionaires Club, created with and starring iconic investor Warren Buffett, Team Zenko Go!, Reboot, Bee & PuppyCat: Lazy in Space and Castlevania.

We also license our programs to other services worldwide, in addition to the operation of our own channels, including but not limited to Netflix, HBO Max, Paramount+, Nickelodeon, and satellite, cable and terrestrial broadcasters around the world.

Through our investments in Germany’s Your Family Entertainment (“YFE”), a publicly traded company on the Frankfurt Exchange (RTV-Frankfurt), we have gained access to one of the largest animation catalogues in Europe with over 50 titles consisting of over 1,600 episodes, and a global distribution network which currently covers over 60 territories worldwide.

Through the ownership of WOW Unlimited Media Inc. (“Wow”), we established an affiliate relationship with Mainframe Studios, which is one of the largest animation producers in the world. In addition, Wow owns Frederator Networks Inc. (“Frederator”) and its Channel Frederator Network, the largest animation focused multi-channel network on YouTube with over 2,500 channels. We have rights to a select amount of valuable IP, included among them a controlling interest in Stan Lee Universe (“SLU”), through which we control the name, likeness, signature, and all consumer product and IP rights to Stan Lee (the “Stan Lee Assets”). We also own Beacon Media Group ("Beacon"), the largest media buying service for children in North America. Beacon represents over 30 major toy companies, including Playmobile, Bandai Toys, Bazooka, Moose Toys, and JAKKS Pacific.

In addition, we own the Canadian company Ameba Inc. (“Ameba”), which distributes SVOD service for kids, and has become the focal point of revenue growth for TOON Media Networks subscription offering.

We and our affiliates provide world class animation production studios, a catalogue representing thousands of hours of premium global content for children, a broadcast system for delivering that content and an in-house consumer products licensing infrastructure to fully exploit the content.

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Recent Developments

Exercise of Existing Warrants and Issuance of New Warrants

On June 26, 2023, we entered into certain warrant exercise inducement offer letters (the “Letter Agreements”) with certain selling stockholders pursuant to which such holders agreed to exercise for cash certain warrants issued by us in January 2021 (the “2021 Warrants”) to purchase 2,311,550 shares of Common Stock (the “Exercise”). To induce the Exercise by holders of the 2021 Warrants, we also amended the exercise price of the 2021 Warrants from $23.70 per share (as adjusted pursuant to a 1-for-10 reverse stock split of our outstanding shares of Common Stock effected on February 10, 2023) to $2.50 per share pursuant to the terms of the 2021 Warrants. In consideration for the Exercise, the exercising holders received warrants to purchase up to 4,623,100 shares of Common Stock, and the Special Equities Group, LLC, a division of Dawson James Securities, which acted as warrant solicitation agent for the Exercise, received a warrant to purchase up to 161,809 shares of Common Stock (collectively, the “Warrants”). The Warrants will be exercisable at any time at a price per share of $2.50 upon approval by our stockholders of (a) a proposal to approve a proposed amendment to our articles of incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 190,000,000 shares with a corresponding increase in the total number of authorized shares of capital stock of the Company from 50,000,000 shares to 200,000,000 shares (the “Share Increase Proposal”) and (b) a proposal to approve, in accordance with 713(A) of the NYSE American Company Guide, the issuance of more than 19.99% of our outstanding Common Stock upon the exercise of the Warrants (the “Warrant Exercise Proposal” and together with the Share Increase Proposal, the “Proposals”). The Warrants have a term of exercise of five years. We also agreed to file a registration statement covering the resale of the shares of Common Stock issued or issuable upon the exercise of the Warrants no later than 30 days following the date of the Letter Agreements.

Stockholder Approval

The exercise of the Warrants in full is subject to approval by our stockholders of the Proposals. At the 2023 Annual Meeting, to be held on August 25, 2023, we are seeking stockholder approval of the Proposals, as further described below. If we do not obtain stockholder approval for the Proposals at the 2023 Annual Meeting, we have agreed to call a meeting of stockholders every 90 days thereafter to seek stockholder approval until stockholder approval is obtained for the Proposals.

Share Increase Proposal

Our Articles of Incorporation currently authorize the issuance of 40,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.001 per share. As a condition to the Exercise as described above, we agreed to submit and recommend to our stockholders a proposal to approve an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 40,000,000 shares to 190,000,000 shares with a corresponding increase in the total number of authorized shares of capital stock of the Company from 50,000,000 shares to 200,000,000 shares, in order to be able to issue the shares of Common Stock issuable upon exercise of the Warrants.

Warrant Exercise Proposal

Our Common Stock is listed on the NYSE American under the symbol "TOON," and we are subject to the NYSE American listing standards. Section 713(A) of the NYSE American Company Guide requires stockholder approval prior to the sale, issuance or potential issuance of common stock (or securities convertible into common stock) in a transaction other than a public offering at a price less than the greater of book or market value of the stock which either alone or together with sales by officers, directors or principal stockholders of the company equals 19.99% or more of the of presently outstanding stock.

Prior to closing of the Exercise, we had 32,755,748 shares of Common Stock outstanding. Following the repricing of the 2021 Warrants, certain 2021 Warrants were exercised for an aggregate of 2,311,550 shares, resulting in 35,067,298 outstanding shares. Therefore, the issuance of 4,784,909 shares of Common Stock upon exercise of the Warrants would have constituted in excess of 19.99% of the outstanding shares of Common Stock of the Company (determined as of the date of, and without regard for, the issuance of the Warrants and the shares issued upon exercise of the repriced 2021 Warrants). As a result, the issuance of shares of our Common Stock upon exercise of the Warrants requires stockholder approval under NYSE American Company Guide Section 713(A).

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Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.” In June 2023, we changed our name to Kartoon Studios, Inc. from Genius Brands International, Inc. along with our trading symbol “GNUS” to “TOON.”

Our principal executive offices are located at 190 N Canon Drive, 4th Floor, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.kartoonstudios.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described therein are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

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USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our Common Stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our Common Stock offered hereby.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. Per the terms of the Warrants, if, at the time of exercise of a Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock underlying the Warrant, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. We currently intend to use such proceeds, if any, for general corporate and working capital purposes. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

The selling stockholders will pay any expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other reasonable and documented out-of-pocket expenses incurred by the selling stockholders in selling the Common Stock covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDERS

We are registering the resale from time to time by the selling stockholders set forth below of up to 4,784,909 shares of our Common Stock issuable to the selling stockholders upon exercise of the Warrants currently held by the respective selling stockholders. We may also from time to time in the future register the resale of our Common Stock by additional selling stockholders. Information about any additional selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

The following table sets forth information with respect to the current beneficial ownership of the selling stockholders and the number of shares of Common Stock being offered by each selling stockholder hereby upon exercise of the Warrants. We do not know if, when or in what amounts the selling stockholders may offer their shares for sale. The selling stockholders may sell some, all or none of the shares held by them. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of any shares of our Common Stock currently held by the selling stockholders. Because the number of shares the selling stockholders may offer and sell is not presently known, we cannot estimate the number of shares that will continue to be held by the selling stockholders. This table, however, presents the maximum number of shares of Common Stock that each selling stockholder may offer pursuant to this prospectus and the number of shares of Common Stock, if any, that each selling stockholder would beneficially own after the sale of such maximum number of shares, assuming no acquisitions of additional shares of Common Stock take place. The number of shares listed do not take into account any limitations on exercise of the Warrants and assumes that the Company will obtain the necessary stockholder approval for the Proposals.

The number of shares and percentages of beneficial ownership set forth below are based on 35,071,755 shares of our Common Stock issued and outstanding as of June 20, 2023. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder.

The information in the table below with respect to each selling stockholder has been obtained from such selling stockholder. When we refer to the "selling stockholders" in this prospectus, we mean the selling stockholders listed in the table below, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling stockholder's interest, as well as any other selling stockholders we may name from time to time as set forth above. The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act.

	Shares Beneficially Owned Prior to the Offering (1)		Number of Shares Being Registered	Shares Beneficially Owned after Sale of All Shares Registered Hereby
Name of Selling Stockholder	Number	Percent	Hereby (2)	Number	Percent
Anson Investments Master Fund LP (3)	700,024	1.7%	1,400,048	700,024	1.7%
Anson East Master Fund LP (3)	179,976	*	359,952	179,976	*
Hudson Bay Master Fund Ltd. (4)	65,000	*	130,000	65,000	*
L1 Capital Global Opportunities Master Fund (5)	30,000	*	60,000	30,000	*
Brio Capital Master Fund, Ltd. (6)	157,530	*	130,000	157,530	*
Richard Molinsky (7)	51,500	*	30,000	51,500	*
Gregory Castaldo (8)	250,000	*	500,000	250,000	*
Hana Resources (Bahamas) LTD (9)	87,500	*	175,000	87,500	*
Starword Limited (10)	125,000	*	250,000	125,000	*
Intracoastal Capital, LLC (11)	150,000	*	300,000	150,000	*
Kerry Propper (12)	10,000	*	20,000	10,000	*
Joseph Reda (13)	500,000	1.2%	1,000,000	500,000	1.2%
Jonathan Schechter (13)	77,778	*	155,556	77,778	*
Andrew Arno (13)	40,000	*	80,000	40,000	*
Linda Mackay (13)	15,000	*	20,000	15,000	*
Timothy Tyler Berry (13)	3,272	*	6,544	3,272	*
Michael Scrobe (14)	3,000	*	6,000	3,000	*
Dawson James Securities (15)	–	–	161,809	–	–

_________________

*Represents less than 1% of the outstanding common stock.

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(1) All entries exclude beneficial ownership of the shares of Common Stock, issuable upon exercise of the Warrants, because the Warrants are not exercisable prior to receipt of stockholder approval of the Proposals.

(2) Assumes the exercise in full of the Warrants held by the selling stockholders, without regard to any limitations on exercise.

(3) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson Investments”) and Anson East Master Fund LP (“Anson East”, and collectively with Anson Investments, “Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The selling stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4) Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of the principal business office of Hudson Bay Capital Management LP is 777 Third Ave, 30th Floor, New York, NY 10017.

(5) David Feldman is the natural person with voting and dispositive power over the shares held by L1 Capital Global Opportunities Master Fund. The selling stockholder’s address is Level 23, 135 East 57th St, New York, NY 10022.

(6) Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd. The selling stockholder’s address is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(7) The selling stockholder’s address is 329 Chestnut Hill Road, Norwalk, CT 06851.

(8) The selling stockholder’s address is 3776 Steven James Drive, Garnet Valley, PA 19060.

(9) The address of this beneficial owner is Winterbotham Place Marlborough And Queens Streets, Nassau, Bahamas. Hana Resources (BAHAMAS), LTD has sole voting and dispositive power over the shares.

(10) Simon Chehebar is the natural person with voting and dispositive power over the shares held by Starword Limited. The selling stockholder’s address is c/o Simon Chehebar, 20155 NE 38 Court Apt. 2004, Aventura, FL 33180.

(11) Mitchell P. Kopin (“Mr. Kopin”) and Keith Goodman (Mr. Goodman), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Goodman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal Capital, LLC is 245 Palm Trail, Delray Beach, FL 33483.

(12) The selling stockholder’s address is 17 State Street Suite 2130, New York, NY 10044.

(13) The selling stockholders are employees of Special Equities Group, LLC, a division of Dawson James Securities, which is a registered broker-dealer that acted as our placement agent in each of our financings during the previous six months.

(14) The selling stockholder’s address is 46 Bartlett Drive, Manhasset, NY 11030.

(15) Dawson James Securities is a broker-dealer that acted as our placement agent for the Exchange. Its address is 1 North Federal Highway, Suite 500, Boca Raton, FL 33432.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of our outstanding Warrants to permit the resale of these shares of Common Stock by the selling stockholders after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, except with respect to amounts received by us upon the exercise of the Warrant for cash.

Each selling stockholder may, from time to time, sell any or all of their securities covered hereby on NYSE American or any other stock exchange, market or trading facility on which shares of Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective at all times until each Selling Stockholder no longer owns a Warrant or the Common Stock issuable upon exercise thereof. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Flangas Law Group. Certain legal matters will be reviewed by Reed Smith LLP.

EXPERTS

Baker Tilly US, LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 (which report expresses an unqualified opinion), which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Reed Smith LLP, outside counsel to the Company, beneficially owns 400,000 shares of Common Stock pursuant to an executed retainer letter agreement.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.kartoonstudios.com. Our SEC filings may also be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our Common Stock is listed for trading on NYSE American under the symbol “TOON.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on April 13, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 22, 2023;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on, February 10, 2023, March 1, 2023, April 3, 2023, April 14, 2023, May 26, 2023, June 13, 2023, June 27, 2023 and July 3, 2023;

•	Our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on July 14, 2023; and

•	The description of our common stock contained in Exhibit 4.13 in our Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference into this prospectus any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (310) 273-4222 or by writing to us at the following address:

Kartoon Studios, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Attn: Robert Denton

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Kartoon Studios, Inc.

4,784,909 Shares of Common Stock

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$1,102.05
Legal fees and expenses	60,000
Accounting fees and expenses	15,000
Printing fees	600
Miscellaneous fees and expenses	1,000
Total	$77,702.05

Item 15. Indemnification of Directors and Officers

At the 2023 Annual Meeting, we are also seeking stockholder approval to change the Company’s state of incorporation from the State of Nevada to the State of Delaware as approved by our board of directors (the “Reincorporation”). If our stockholders approve the Reincorporation, we will accomplish the Reincorporation by converting the corporation as provided in the Delaware General Corporation Law (the “DGCL”) and the Nevada Revised Statutes (the “NRS”).

Nevada

If the Reincorporation proposal fails to obtain the requisite vote for approval at the 2023 Annual Meeting, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and be subject to our existing Articles of Incorporation and Bylaws.

The NRS provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

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•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The NRS provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our existing Bylaws provide that our Company shall indemnify each director or officer of our Company, against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding finding damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Delaware

If the Reincorporation proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the articles of conversion filed with the Secretary of State of Nevada and the certificate of conversion and the Delaware certificate of incorporation filed with the Secretary of State of Delaware, in each case, upon acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State. If the Reincorporation proposal is approved, it is anticipated that the board of directors will cause the Reincorporation to be effected as soon as reasonably practicable. However, the Reincorporation may be delayed by the board of directors or the plan of conversion may be terminated and abandoned by action of the board of directors at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if the board of directors determines for any reason that the consummation of the Reincorporation should be delayed or would be inadvisable or not in the best interests of the Company and its stockholders, as the case may be.

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Subsection (a) of Section 145 of DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws upon Reincorporation will provide that the Company shall indemnify its past, present and future directors and officers to the fullest extent permitted by the DGCL.

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Item 16. Exhibits

(a) Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of Genius Brands International, Inc., as amended (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021)

3.2	Certificate of Change to the Articles of Incorporation of Genius Brands International, Inc., filed with the Secretary of State of the State of Nevada on February 9, 2023 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on February 10, 2023)

3.3	Articles of Merger of Kartoon Studios, Inc. into the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

3.4	Amended and Restated Certificate of Designations, Preferences and Rights of the 0% Series A Convertible Preferred Stock, filed with the Secretary of State of Nevada on November 21, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2019)

3.5	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 12, 2022)

3.6*	Amended and Restated Bylaws of Kartoon Studios, Inc.

3.7	Form of Certificate of Incorporation of Kartoon Studios, Inc. (incorporated by reference to the Company’s Definitive Proxy Statement of Schedule 14A, filed with the SEC on July 14, 2023)

3.8	Form of Bylaws of Kartoon Studios, Inc. (incorporated by reference to the Company’s Definitive Proxy Statement of Schedule 14A, filed with the SEC on July 14, 2023)

4.1	Form of New Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

5.1*	Opinion of Flangas Law Group regarding legality of securities being registered

10.1	Form of Letter Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 27, 2023)

23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm

23.2*	Consent of Flangas Law Group (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

* Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on July 25, 2023.

KARTOON STUDIOS, INC.

By: /s/ Andy Heyward
Name: Andy Heyward
Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Kartoon Studios, Inc., hereby severally constitute and appoint Andy Heyward and Robert Denton, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	July 25, 2023
Andy Heyward	(Principal Executive Officer)

/s/ Robert Denton	Chief Financial Officer (Principal Financial and Accounting Officer)	July 25, 2023
Robert Denton

/s/ Joseph “Gray” Davis	Director	July 25, 2023
Joseph “Gray” Davis

/s/ Anthony Thomopoulos	Director	July 25, 2023
Anthony Thomopoulos

/s/ Margaret Loesch	Director	July 25, 2023
Margaret Loesch

/s/ Lynne Segall	Director	July 25, 2023
Lynne Segall

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